Exhibit 99.1
Execution Version

TENDER AND SUPPORT AGREEMENT

This TENDER AND SUPPORT AGREEMENT (this “Agreement”), dated as of March 11, 2018, is by and among LM US Parent, Inc., a corporation incorporated under the laws of Delaware (“Parent”), Camden Merger Sub, Inc., a corporation incorporated under the laws of Delaware (“Merger Sub”), and the Person listed as “Stockholder” on the signature page hereto (“Stockholder”).

RECITALS

WHEREAS, as a condition and inducement to Parent’s and Merger Sub’s willingness to enter into an Agreement and Plan of Merger (as it may be amended from time to time), the “Merger Agreement”), dated as of the date hereof, with Cogentix Medical, Inc., a corporation incorporated under the laws of Delaware (the “Company”), Parent has requested Stockholder, and Stockholder has agreed, to enter into this Agreement with respect to all shares of the Company’s common stock, par value $0.01 per share (the “Shares”) that Stockholder Beneficially Owns (as defined in Section 6.11 below) at any time during the Support Period (as defined in Section 6.11 below).

WHEREAS, Stockholder is party to a Voting Agreement, made as of September 7, 2016 (the “Voting Agreement”), by and among the Stockholder and Accelmed Growth Partners, L.P. a Cayman Islands exempted limited partnership (“Accelmed”).

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement and for other good and valuable consideration, the receipt and adequacy of which are acknowledged, the parties hereto agree as follows:

AGREEMENT

ARTICLE I

AGREEMENT TO TENDER

Section 1.1          Tender of Shares.  Subject to the terms of this Agreement, and unless this Agreement has been terminated pursuant to Section 6.3 herein, Stockholder agrees:  (i) to promptly (and, in any event, not later than five Business Days after commencement of the Offer) validly tender or cause to be validly tendered into the Offer, pursuant to and in accordance with the terms of the Offer and Rule 14d-2 under the Exchange Act, all of the outstanding Shares Beneficially Owned by Stockholder (free and clear of any Liens or restrictions, except for any applicable restrictions on transfer under this Agreement, the Voting Agreement or the Securities Act and the rules and regulations promulgated thereunder that would not in any event prevent Stockholder from tendering the Shares Beneficially Owned by Stockholder in accordance with this Agreement or otherwise complying with Stockholder’s obligations under this Agreement); and (ii) if Stockholder acquires Beneficial Ownership of any additional Shares during the Support Period (including, for the avoidance of doubt, through the exercise of any Company Option or other equity award), to promptly (and, in any event, not later than the earlier of three Business Days after Stockholder acquires Beneficial Ownership of such additional Shares and the Business Day prior to the Expiration Date) validly tender or cause to be validly tendered into the Offer, pursuant to and in accordance with the terms of the Offer, all of such additional Shares (free and clear of any Liens or restrictions, except for any applicable restrictions on transfer under this Agreement, the Voting Agreement or the Securities Act and the rules and regulations promulgated thereunder that would not in any event prevent Stockholder from tendering the Shares Beneficially Owned by Stockholder in accordance with this Agreement or otherwise complying with Stockholder’s obligations under this Agreement).  Notwithstanding anything in this Agreement to the contrary, nothing herein shall require Stockholder to exercise any Company Option or other equity award or require Stockholder to purchase any Shares, and nothing herein shall prohibit Stockholder from exercising any Company Option held by such Stockholder as of the date of this Agreement; provided, however, that Stockholder agrees not to exercise any Company Option during the five Business Days preceding an Expiration Date.

Section 1.2          No Withdrawal.  Stockholder agrees not to withdraw, and not to cause or permit to be withdrawn, any Shares from the Offer during the Support Period.

Section 1.3          Conditional Obligation.  Stockholder acknowledges and agrees that Merger Sub’s obligation to accept for payment Shares tendered into the Offer, including any Shares tendered by Stockholder, is subject to the terms and conditions of the Merger Agreement and the Offer.

ARTICLE II

VOTING AGREEMENT; GRANT OF PROXY

Section 2.1          Voting Agreement.  Stockholder hereby agrees that, during the Support Period, Stockholder will not vote any Shares Beneficially Owned by Stockholder in favor of, or consent to, and will vote against and not consent to, the approval of any (i) Company Competing Proposal, (ii) reorganization, recapitalization, dissolution, liquidation or winding-up of the Company or any other extraordinary transaction involving the Company or any Subsidiary of the Company other than the Merger, (iii) corporate action the consummation of which would frustrate the purposes, or prevent or delay the consummation, of any of the transactions contemplated by the Merger Agreement or (iv) other matter relating to, or in connection with, any of the foregoing matters.  Any action taken in violation of the foregoing sentence shall be null and void ab initio and such Stockholder agrees that any such prohibited action may and should be enjoined.  Stockholder shall use its best efforts to ensure that, during the Support Period, any other Person having voting power with respect to any Shares Beneficially Owned by Stockholder will vote in accordance with the covenants in the two preceding sentences (including by, if Stockholder is the beneficial owner, but not the record holder, of Shares Beneficially Owned by Stockholder, taking all actions necessary to cause the record holder and any nominees to vote all of such Shares in accordance with this Section 2.1).

Section 2.2          Irrevocable Proxy.  Stockholder hereby revokes (or agrees to cause to be revoked as promptly as reasonably practicable, but in any event within five Business Days of the date hereof) any and all previous proxies granted with respect to the Shares Beneficially Owned by Stockholder other than any proxy granted pursuant to the Voting Agreement.  By entering into this Agreement, Stockholder hereby grants a proxy appointing Parent as Stockholder’s attorney-in-fact and proxy, with full power of substitution, for and in Stockholder’s name, to vote, express consent or dissent, or otherwise to utilize such voting power in the manner contemplated by Section 2.1 above in the event that Stockholder votes the Shares contrary to Section 2.1.  The proxy granted by Stockholder pursuant to this Article 2 (i) is irrevocable and is granted in consideration of Parent and Merger Sub entering into this Agreement and the Merger Agreement and incurring certain related fees and expenses and is coupled with an interest sufficient in Law to support an irrevocable power, (ii) is a durable power of attorney and shall survive the dissolution, bankruptcy, or incapacity of Stockholder, (iii) shall not be exercised to vote, consent or act on any matter except as contemplated by Section 2.1 above and (iv) shall be revoked, terminated and of no further force or effect, automatically and without further action, upon the termination of this Agreement in accordance with Section 6.3 hereof.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER

Stockholder represents and warrants to Parent and Merger Sub that:

Section 3.1          Authorization.  The execution, delivery and performance by Stockholder of this Agreement and the consummation by Stockholder of the transactions contemplated hereby are within the powers (corporate and otherwise) of Stockholder and, if applicable, have been duly authorized by all necessary corporate, company, partnership or other action.  This Agreement constitutes a valid and binding agreement of Stockholder, Enforceable against Stockholder.  If this Agreement is being executed in representative or fiduciary capacity, the Person signing this Agreement has full power and authority to enter into and perform this Agreement.  No consent of Stockholder's spouse is necessary under any ‘community property’ or other applicable Laws in order for Stockholder to enter into, and perform each of his obligations under, this Agreement.

Section 3.2          Non-Contravention.  The execution, delivery and performance by Stockholder of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) violate the certificate of incorporation or bylaws, or other comparable charter or organizational documents, of Stockholder, if any, (ii) violate any applicable Law, (iii) conflict with or violate or require any consent, approval, notice or other action by any Person under, constitute a default (with or without notice or lapse of time or both) under, or give rise to any right of termination, cancellation or acceleration or to a loss of any benefit to which Stockholder is entitled under any provision of any Contract binding on Stockholder or any of Stockholder’s properties or assets, including the Shares Beneficially Owned by Stockholder or (iv) result in the imposition of any Lien on any asset of Stockholder.

Section 3.3          Ownership of Shares.  Stockholder is the Beneficial Owner of the Shares set forth on Schedule 3.3 hereof, free and clear of any Lien and any other limitation or restriction (including any restriction on the right to vote or otherwise dispose of the Shares Beneficially Owned by Stockholder), except for the limitations and restrictions imposed by the Voting Agreement, any applicable restrictions on transfer under the Securities Act and the rules and regulations promulgated thereunder that would not in any event prevent Stockholder from tendering Shares Beneficially Owned by Stockholder in accordance with this Agreement or otherwise complying with Stockholder’s obligations under this Agreement.  None of such Shares is subject to any voting trust or other Contract with respect to the voting of such Shares (including shares underlying Company Options), except (i) as set forth in this Agreement, (ii) the Voting Agreement or (iii) as would not prevent or materially delay the consummation by Stockholder of the transactions contemplated hereby or the performance by Stockholder of its covenants and obligations hereunder.

Section 3.4          Total Shares.  Except for the Shares set forth on Schedule 3.3 hereof and any Share as which the Stockholder may be deemed to Beneficially Own by virtue of being a party to the Voting Agreement, Stockholder does not Beneficially Own any (i) shares of capital stock or voting securities of the Company or (ii) options, warrants or other rights to acquire, or securities convertible into or exchangeable for (in each case, whether currently, upon lapse of time, following the satisfaction of any conditions, upon the occurrence of any event or any combination of the foregoing), any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company.

Section 3.5          Finder’s Fees.  No investment banker, broker, finder or other intermediary is entitled to a fee or commission from Parent, Merger Sub or the Company in respect of this Agreement based upon any Contract made by or on behalf of Stockholder solely in Stockholder’s capacity as a stockholder of the Company.

Section 3.6          No Litigation.  As of the date of this Agreement, there is no Legal Proceeding pending or, to the knowledge of Stockholder, threatened against Stockholder at Law or in equity before or by any Governmental Entity that could reasonably be expected to impair the ability of Stockholder to perform Stockholder’s obligations hereunder or consummate the transactions contemplated hereby.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Parent and Merger Sub represent and warrant to Stockholder:

Section 4.1         Organization.  Each of Parent and Merger Sub is duly organized and validly existing in good standing under the Laws of the jurisdiction of its organization.

Section 4.2          Authorization.  The execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation by Parent and Merger Sub of the transactions contemplated hereby are within the corporate powers of Parent and Merger Sub and have been duly authorized by all necessary corporate action.  This Agreement constitutes a valid and binding agreement of Parent and Merger Sub, Enforceable against Parent and Merger Sub.

Section 4.3          Non-Contravention.  The execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) violate the certificate of incorporation or bylaws, or other comparable charter or organizational documents, of Parent or Merger Sub, respectively, (ii) violate any applicable Law, or (iii) conflict with or violate or require any consent, approval, notice or other action by any Person under, constitute a default (with or without notice of lapse of time or both) under, or give rise to any right of termination, cancellation or acceleration or to a loss of any benefit to which Parent or Merger Sub is entitled under any provision of any Contract binding on Parent or Merger Sub or any of their respective properties or assets.

ARTICLE V

COVENANTS OF STOCKHOLDER

Stockholder hereby covenants and agrees that during the Support Period:

Section 5.1          No Proxies for, Encumbrances on or Disposition of Shares.

(i)          Except pursuant to the terms of this Agreement, Stockholder shall not, without the prior written consent of Parent, directly or indirectly (except, if Stockholder is an individual, as a result of the death of Stockholder), (a) grant any proxies, or enter into any voting trust or other Contract, with respect to the voting of any Shares Beneficially Owned by Stockholder, (b) sell, assign, transfer, pledge, hypothecate, encumber or otherwise dispose of (by merger (including by conversion into securities or other consideration), by tendering into any tender or exchange offer, by operation of law or otherwise) (“Transfer”), or enter into any Contract with respect to the direct or indirect Transfer of, any such Shares except as provided herein or (c) take any other action that would make any representation or warranty of Stockholder contained herein untrue or incorrect in any material respect or in any way restrict, limit or interfere in any material respect with the performance of Stockholder’s obligations hereunder or the transactions contemplated hereby or by the Merger Agreement, or seek to do or solicit any of the foregoing actions, or cause or permit any other Person to take any of the foregoing actions, and Stockholder agrees to notify Parent and Merger Sub promptly, and to provide all material details requested by Parent or Merger Sub, if Stockholder shall be approached or solicited, directly or indirectly, by any Person with respect to any of the foregoing.  Without limiting the generality of the foregoing, Stockholder shall not tender, agree to tender or cause or permit to be tendered any Shares Beneficially Owned by Stockholder into or otherwise in connection with any tender or exchange offer, except pursuant to the Offer. Any Transfer taken in violation of the foregoing sentence shall be null and void ab initio and Stockholder agrees that any such prohibited action may and should be enjoined.

(ii)          Notwithstanding the foregoing Section 5.1(i), Stockholder may maintain any proxy granted pursuant to the Voting Agreement or Transfer Shares held by Stockholder (a) pursuant to the Voting Agreement, (b) to any affiliate, stockholder, member or partner or Stockholder or (c) to any member of Stockholder’s immediate family or to a trust for the benefit of Stockholder or any member of Stockholder’s immediate family; provided that a Transfer referred to in this sentence shall be permitted only if, as a precondition to such Transfer, the transferee agrees in a writing, reasonably satisfactory in form and substance to Parent, to be bound by all of the terms of this Agreement.  During the Support Period, Stockholder shall not deposit, or permit the deposit of, any Shares subject to this Agreement in a voting trust, grant any proxy in respect of any such Shares, or enter into any voting or similar Contract in contravention of the obligations of Stockholder hereunder with respect to such Shares except, in each case, pursuant to the Voting Agreement. Notwithstanding the foregoing sentence, in no event may Stockholder avail itself of the provisions afforded pursuant to the Voting Agreement with a primary purpose of circumventing the other terms and conditions of this Agreement (including Article 2 or Section 5.4 hereof).

Section 5.2          Other Offers.  Unless the Company is then permitted to take any action actions referred to in either of clauses (x) or (y) of Section 5.2(b) of the Merger Agreement, in which case, Stockholder shall be permitted to take any action then permitted to be taken by the Company pursuant to the Merger Agreement, Stockholder agrees that it shall not, directly or indirectly, solicit, initiate, knowingly encourage or knowingly facilitate the submission or an announcement of any Company Competing Proposal or the making of any inquiry, offer or proposal that would reasonably be expected to lead to any Company Competing Proposal or (i) participate in any negotiations regarding any Company Competing Proposal, (ii) afford any Person access to the business, properties, assets, employees, officers, directors, books or records of the Company or any Company Subsidiary, or furnish to any Person any nonpublic information relating to the Company or any Company Subsidiary, in each case, in connection with any Company Competing Proposal or any inquiry, offer or proposal that would reasonably be expected to lead to any Company Competing Proposal, (iii) engage in discussions with any Person with respect to any Company Competing Proposal or any inquiry, offer or proposal that would reasonably be expected to lead to any Company Competing Proposal, (iv) enter into any letter of intent, agreement in principle, term sheet, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other Contract relating to, or any agreement or commitment (X) contemplating or otherwise providing for, any Company Competing Proposal or (Y) requiring the Company to abandon, terminate or fail to consummate the transactions contemplated by the Merger Agreement or to breach its obligations under the Merger Agreement, or (v) resolve, propose or agree to do any of the foregoing.  Stockholder shall immediately cease (and shall cause each of its Subsidiaries, if any, to cease), and shall use its reasonable best efforts to cause its Representatives to cease, any and all discussions or negotiations with any Person conducted heretofore with respect to any Company Competing Proposal.  Stockholder shall promptly, following the execution of this Agreement, inform its Representatives of Stockholder’s obligations under this Section 5.2. Without limiting the foregoing, Stockholder understands, acknowledges, and agrees that any breach of the obligations set forth in this Section 5.2 by any of its Subsidiaries or Representatives shall be deemed to be a breach of this Section 5.2 by Stockholder.  For purposes of this Section 5.2, the term “Person” means any Person or “group,” as defined in Section 13(d) of the Exchange Act, other than, with respect to the Company, Parent and its affiliates (including Merger Sub) and Parent’s Representatives.  Notwithstanding anything to the contrary contained in this Agreement, Stockholder and its Subsidiaries, if any, and Representatives may inform a Person that has made (prior to the date hereof) or makes (after the date hereof) a Company Competing Proposal of the provisions of this Section 5.2 so long as Stockholder, its Subsidiaries and Representatives otherwise comply with this Section 5.2 in connection therewith.  Stockholder shall notify Parent in writing promptly (but in no event later than 24 hours) after receipt by Stockholder or any of its Subsidiaries or Representatives of any Company Competing Proposal or any inquiry, offer or proposal that would reasonably be expected to lead to a Company Competing Proposal, or any request for nonpublic information relating to the Company or any Company Subsidiary or for access to the business, properties, assets, employees, officers, directors, books or records of the Company or any Company Subsidiary by any Person, in each case in connection with any Company Competing Proposal or inquiry, offer or proposal that would reasonably be expected to lead to a Company Competing Proposal.  Such notice shall identify the Person making, and the material terms and conditions of, any such Company Competing Proposal, inquiry, offer, proposal or request.

Section 5.3          Communications.  Except as required by applicable Law (in which case Stockholder will use its reasonable efforts to allow Parent reasonable time to comment on such announcement in advance of such issuance), no public announcements, press releases or other public communications by Stockholder regarding this Agreement, the transactions contemplated hereby, the Merger Agreement or the Transactions are permitted to the extent such public communication criticizes or disparages this Agreement or the Merger Agreement or any of the transactions contemplated hereby and thereby, without the prior written consent of Parent.  Stockholder hereby (i) consents to and authorizes the publication and disclosure by Parent, Merger Sub and the Company (including in the Schedule TO, the Schedule 14D-9 or any other publicly filed documents relating to the Merger, the Offer or any other transaction contemplated by the Merger Agreement) of:  (a) Stockholder’s identity; (b) Stockholder’s Beneficial Ownership of Shares or Company Options (including the number of such Shares and Company Options Beneficially Owned by Stockholder); and (c) the nature of Stockholder’s commitments, arrangements and understandings under this Agreement, and any other information that Parent, Merger Sub or the Company determines to be necessary or advisable in any SEC disclosure document in connection with the Offer, the Merger or any of the other transactions contemplated by the Merger Agreement and (ii) agrees as promptly as practicable to notify Parent, Merger Sub and the Company of any required corrections with respect to any written information supplied by Stockholder specifically for use in any such disclosure document.

Section 5.4          Additional Shares; Effect on Shares Upon Certain Events.

(i)          In the event that Stockholder acquires Beneficial Ownership of, or the power to dispose of or vote or direct the disposition or voting of, any additional Shares or other interests in or with respect to the Company, such Shares or other interests shall, without further action of the parties, be subject to the provisions of this Agreement, and the number of Shares Beneficially Owned by Stockholder set forth on the signature page hereto will be deemed amended accordingly.  Stockholder shall promptly notify Parent and Merger Sub of any such event.

(ii)          Notwithstanding anything to the contrary herein, following (a) the valid termination of the Merger Agreement pursuant to Section 8.1 thereof (other than in the case of a Qualifying Termination) or (b) a Company Change of Recommendation in compliance with Section 5.2 of the Merger Agreement (each of the foregoing, a “Qualifying Event”), the number of shares of Shares subject to the provisions of this Agreement shall, without further action of the parties, be decreased by the amount of the “Released Shares” as calculated according to the following formula:

Released Shares =

Where:

Stockholder Ratio	=
Aggregate Released Shares	=
Outstanding Shares	=	the number of shares of the Company’s common stock outstanding at the Calculation Time
A	=	the number of Shares Beneficially Owned by Accelmed at the Calculation Time
P	=	the number of Shares Beneficially Owned by Stockholder at the Calculation Time
Unaffiliated Shares	=

The parties agree that the intent of the formula for determining the Released Shares is to, upon a Qualifying Event, release from the obligations of this Agreement, such number of Shares which, when combined with (a) the Released Shares under the Accelmed Tender Agreement and (b) a majority of the Outstanding Shares Beneficially Owned by Persons other than Stockholder or Accelmed, represents at least a majority of the outstanding Shares.

At any time following the Calculation Time, Stockholder shall be free to withdraw from the Offer, Transfer (including by tendering to any tender offer other than the Offer) or vote or cause to be voted, in person or by proxy, in any manner Stockholder chooses, any of the Released Shares.  For the avoidance of doubt, if, following a Company Change of Recommendation in compliance with Section 5.2 of the Merger Agreement and an adjustment of Shares pursuant to this Section 5.4(ii), the Merger Agreement is validly terminated pursuant to Section 8.1 thereof (other than in the case of a Qualifying Termination), the number of Released Shares and the number of Shares that remain subject to the provisions of this Agreement shall, without further action of the parties, be readjusted as set forth above.

Section 5.5          Waiver of Appraisal and Dissenters’ Rights and Actions.  Stockholder hereby (i) waives and agrees not to exercise any rights (including under Section 262 of the DGCL) to demand appraisal of any Shares or rights to dissent from the Merger which may arise with respect to the Merger and (ii) agrees not to commence or participate in, and to take all actions necessary to opt out of any class in any class action with respect to any Legal Proceeding, against Parent, Merger Sub, the Company or any of their respective successors or Representatives relating to the negotiation, execution or delivery of this Agreement or the Merger Agreement or the making or consummation of the Offer or consummation of the Merger, including any Legal Proceeding (x) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or the Merger Agreement or (y) alleging a breach of any fiduciary duty of the Company Board in connection with this Agreement, the Merger Agreement or the transactions contemplated thereby.

ARTICLE VI

MISCELLANEOUS

Section 6.1          Other Definitional and Interpretative Provisions.  When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated.  Whenever the words “include,” “includes” or “including” are used in this Agreement they shall be deemed to be followed by the words “without limitation” or “but not limited to”.  As used in this Agreement, the term “affiliates” shall have the meaning set forth in Rule 12b-2 of the Exchange Act.  The headings set forth in this Agreement are for convenience of reference purposes only and shall not affect or be deemed to affect in any way the meaning or interpretation of this Agreement or any term or provision hereof.  Any definition of or reference to any Contract herein shall be construed as referring to such Contract as from time to time amended, supplemented or otherwise modified.  When reference is made herein to a Person, such reference shall be deemed to include all direct and indirect Subsidiaries, successors and assigns of such Person unless otherwise indicated or the context otherwise requires.  All references herein to the Subsidiaries of a Person shall be deemed to include all direct and indirect Subsidiaries of such Person unless otherwise indicated or the context otherwise requires.  This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.  The words “hereof,” “herein,” “hereinafter” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, unless the context requires otherwise.  The term “or” has the inclusive meaning represented by the phrase “and/or”.  The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.  References in this Agreement to specific laws or to specific provisions of laws shall include all rules and regulations promulgated thereunder, and any statute defined or referred to herein or in any agreement or instrument referred to herein shall mean such statute as from time to time amended, modified or supplemented, including by succession of comparable successor statutes.

Section 6.2          Further Assurances.  Parent and Stockholder (in its capacity as such) will each execute and deliver, or cause to be executed and delivered, all further documents and instruments as the other may reasonably request and use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary and all things the other party may reasonably deem proper or advisable under applicable Law, to consummate and make effective the transactions contemplated by this Agreement.  Without limiting the generality of the foregoing, Stockholder shall, to the extent requested by Parent, promptly: (i) use its best efforts to cause each other Person having voting power with respect to any Shares Beneficially Owned by Stockholder (other than solely pursuant to the Voting Agreement) to execute and deliver to Parent a proxy with respect to such Shares, which shall be identical to the proxy in Section 2.2 above; and (ii) surrender the certificates representing the Shares owned of record by Stockholder in accordance with Stockholder’s obligations set forth in Section 1.1, and use its best efforts to cause the certificates representing any other outstanding Shares Beneficially Owned by Stockholder, to be surrendered so that the transfer agent for such shares may affix thereto an appropriate legend referring to this Agreement (or, in the case of Shares held in book-entry form, the appropriate notation in the book-entry record for such Shares referring to this Agreement).

Section 6.3          Amendments; Termination.  Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or in the case of a waiver, by the party against whom the waiver is to be effective.  This Agreement may be terminated at any time by the written mutual consent of Parent and Stockholder and shall terminate automatically, without any notice or other action by any Person, upon the termination or expiration of the Support Period; provided, however, that the provisions of this Section 6.3 and Sections 6.1, 6.4, 6.5, 6.6, 6.7, 6.8, 6.9, 6.10, 6.11 (with respect to the defined terms therein which are used throughout the other surviving provisions of this Agreement), 6.12, 6.13, 6.14 and 6.16 shall survive such termination.  Upon termination of this Agreement, no party shall have any further obligations or liabilities under this Agreement except as otherwise provided in this Section 6.3; provided, however, that no termination of this Agreement shall relieve any party hereto from any liability for any breach of any provision of this Agreement prior to such termination.

Section 6.4          Expenses.  All Expenses incurred in connection with this Agreement and the Transactions shall be paid by the party incurring such Expense.

Section 6.5          Successors and Assigns.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that Stockholder may not assign, delegate or otherwise transfer any of Stockholder’s rights or obligations under this Agreement without the prior written consent of Parent.  Any assignment, delegation or transfer in violation of the foregoing shall be null and void.

Section 6.6          Governing Law; Jurisdiction.  This Agreement, and any Legal Proceeding arising out of, relating to, or in connection with this Agreement, shall be governed by, and construed in accordance with, the Law of the State of Delaware, regardless of the Law that might otherwise govern under applicable principles of conflicts of laws thereof.  In any Legal Proceeding between any of the parties arising out of or relating to this Agreement or any of the Transactions each of the parties (i) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware or, if (and only if) the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, the Superior Court of the State of Delaware (Complex Commercial Division) or, if (and only if) the Superior Court of the State of Delaware (Complex Commercial Division) declines to accept jurisdiction over a particular matter, any federal court sitting in the State of Delaware, and any appellate courts therefrom, (ii) irrevocably waives any objection that it may now or hereafter have to the venue of any such action, dispute or controversy in any such court or that such Legal Proceeding was brought in an inconvenient court and agrees not to plead or claim the same, (iii) agrees that it shall not bring any Legal Proceeding relating to this Agreement or the Transactions in any court other than the aforesaid courts, and (iv) irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepaid, to the address at which such party is to receive notice in accordance with Section 6.13, in addition to any other method to serve process permitted by applicable Law.

Section 6.7          Waiver of Jury Trial.  EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE MERGER AND OTHER TRANSACTIONS CONTEMPLATED HEREBY.  EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (III) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.7.

Section 6.8          Counterparts; Effectiveness.  This Agreement may be executed in any number of counterparts, each of which shall be considered one and the same agreement.  Delivery of an executed counterpart of a signature page to this Agreement by facsimile transmission or by e-mail of a .pdf attachment shall be effective as delivery of a manually executed counterpart of this Agreement.  This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto and the Merger Agreement has become effective.  Until and unless each party has received a counterpart hereof signed by the other party hereto and the Merger Agreement has become effective, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).

Section 6.9          Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Merger is not affected in any manner materially adverse to any party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the Transactions are fulfilled to the extent possible.

Section 6.10        Specific Performance.  The parties hereto agree that irreparable damage to Parent and Merger Sub would occur, damages would be incalculable and would be an insufficient remedy and no other adequate remedy would exist at law or in equity, in each case in the event that any provision of this Agreement were not performed by Stockholder in accordance with the terms hereof, and that each of Parent and Merger Sub shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically Stockholder’s performance of the terms and provisions hereof, in addition to any other remedy to which Parent or Merger Sub may be entitled at Law or in equity.  Stockholder hereby (i) waives any defenses based on the adequacy of any other remedy, whether at law or in equity, that might be asserted as a bar to the remedy of specific performance of any of the terms or provisions hereof or injunctive relief in any action brought therefor by Parent or Merger Sub and (ii) agrees that Parent and Merger Sub shall not be required to provide any bond or other security in connection with any such decree, order or injunction or in connection with any related action or Legal Proceeding.

Section 6.11        Defined Terms.  For the purposes of this Agreement:

(i)          Capitalized terms used but not defined herein shall have the respective meanings set forth in the Merger Agreement.

(ii)          “Accelmed Tender Agreement” shall mean the Tender and Support Agreement, dated as of the date hereof, by and among Parent, Merger Sub and Accelmed.

(iii)        Stockholder shall be deemed to “Beneficially Own” or to have acquired “Beneficial Ownership” of a security if Stockholder (a) is the record owner of such security; or (b) is the “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of such security.

(iv)        “Calculation Time” shall mean 5:00 pm. New York time on the date on which a Qualifying Event occurs.

(v)         “Qualifying Termination” shall mean a termination of the Merger Agreement, in accordance with the terms thereof, other than a termination (a) by the Company pursuant to Section 8.1(f) of the Merger Agreement or (b) by Parent pursuant to Section 8.1(d)(i) or Section 8.1(g) of the Merger Agreement.

(vi)        “Representatives” shall mean, when used with respect to Stockholder, the directors, officers, employees, consultants, financial advisors, accountants, legal counsel, investment bankers and other agents, advisors and representatives of Stockholder and its Subsidiaries, if any (and, in each case, to the extent applicable).

(vii)       “Support Period” shall mean the period from the date of this Agreement through the earliest to occur of (a) the Offer Acceptance Time, (b) the termination of this Agreement by the mutual written consent of Parent and Stockholder, (c) a Qualifying Termination and (d) the date that is six months after the date of any other termination of the Merger Agreement, in accordance with the terms thereof, (i) by the Company pursuant to Section 8.1(f) of the Merger Agreement or (ii) by Parent pursuant to Section 8.1(d)(i) or Section 8.1(g) of the Merger Agreement.

Section 6.12        Action in Stockholder’s Capacity Only.  Stockholder, if a director or officer of the Company, does not make any agreement or understanding herein as a director or officer of the Company.  Stockholder signs this Agreement solely in Stockholder’s capacity as a Beneficial Owner of Shares or a holder of Company Options, and nothing herein shall limit or affect any actions taken in Stockholder’s capacity as an officer or director of the Company, including complying with or exercising such Stockholder’s fiduciary duties as a member of the Company Board.

Section 6.13        Notices.  Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received (a) if delivered by hand, when delivered, (b) if sent on a Business Day by email or facsimile transmission before 11:59 p.m. (recipient’s time) and receipt is confirmed, when transmitted, (c) if sent by email or facsimile transmission on a day other than a Business Day and receipt is confirmed, on the Business Day following the date on which receipt is confirmed, (d) if sent by email or facsimile transmission after 11:59 p.m. (recipient’s time) and receipt is confirmed, on the Business Day following the date on which receipt is confirmed, (e) if sent by registered, certified or first class mail, the third Business Day after being sent, and (f) if sent by overnight delivery via a national courier service, one Business Day after being sent, in each case to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

if to Parent or Merger Sub, to:

LM US Parent, Inc.
c/o Laborie Medical Technologies Canada ULC
6415 Northwest Dr.
Mississauga, ON L4V 1X1
Canada
Attn.: Walter Stothers
E-Mail: wstothers@laborie.com
Facsimile:

With copies, which shall not constitute notice, to:

Patricia Industries
1177 Avenue of the Americas
47th Floor
New York, NY 10020
Attn.: Yuriy Prilutskiy
E-Mail: Yuriy.Prilutskiy@investorab.com
Facsimile: (212) 515-9000

and

K&L Gates LLP
599 Lexington Avenue
New York, NY 10022
Attn.:  James C.H. Lee
 E-Mail:  james.lee@klgates.com
Facsimile:  (212) 536-3901

if to Stockholder, to:

Name: Lewis C. Pell
Mailing Address: 1 W. 72nd Street, #47
                         New York, NY 10023
Phone Number: 914-523-1224
Email Address: lewiscpell@jessco.org

With a copy, which shall not constitute notice, to:

Dorsey & Whitney LLP
50 South Sixth Street, Suite 1500
Minneapolis, MN 55402
Attn.:	Timothy S. Hearn
Jonathan A. Van Horn
E-Mail:	hearn.tim@dorsey.com
van.horn.jonathan@dorsey.com
Facsimile:	(612) 340-2868

Rejection or other refusal to accept or the inability to deliver a notice, request, demand, claim or other communication hereunder because of a changed address or changed facsimile number of which no notice was given as herein required shall be deemed to be receipt of the notice, request, demand, claim or other communication sent.  Any notice, request, demand, claim or other communication delivered, given or otherwise provided under this Agreement shall, if sent by electronic mail, expressly state in the subject line thereof, “NOTICE UNDER COGENTIX TENDER AND SUPPORT AGREEMENT.”

Section 6.14        Waiver.  No failure on the part of any party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.  A party hereto shall not be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

Section 6.15        No Ownership Interest.  Prior to the consummation of the Offer, all rights, ownership and economic benefits of and relating to the Shares and Company Options Beneficially Owned by Stockholder at a given time shall remain vested in and belong to Stockholder as of such time, and Parent shall have no authority to exercise any power or authority to direct Stockholder in the voting of any of the Shares Beneficially Owned by Stockholder, except as otherwise specifically provided herein, or in the performance of Stockholder’s duties or responsibilities as a stockholder of the Company.

Section 6.16        Entire Agreement.  This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof.

(Remainder of Page Intentionally Left Blank)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

LM US Parent, Inc.

By:	/s/ Michael Frazzette
Name:	Michael Frazzette
Title:	Chief Executive Officer

Camden Merger Sub, Inc.

By:	/s/ Michael Frazzette
Name:	Michael Frazzette
Title:	President

[Stockholder’s Signature Page Follows]

[Signature Page to Tender and Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

STOCKHOLDER:

/s/ Lewis C. Pell
Lewis C. Pell

Schedule 3.3

20,051,723 shares of Cogentix Medical, Inc.’s common stock, par value $0.01 per share